UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2023

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 3, 2023, First Harrison Bank (the “Bank”) and First Capital, Inc. (the “Company”) entered into a Change in Control Agreement with executives Jennifer Incantalupo and Joe Mahuron. On January 4, 2023, the Bank and the Company entered into a Change in Control Agreement with executive Jennifer Meredith. On January 6, 2023, the Bank and the Company entered into an Amended and Restated Change in Control Agreement with William Harrod and Chris Frederick, and a Change in Control Agreement with Joshua Stevens. Except for the names of the individuals, the agreements are materially the same, so they will be referred to in this summary as “the Agreement” for ease of review. The summary of the material terms of the Agreement which follows is qualified in its entirety by the terms of the Agreement, each of which is attached hereto as Exhibits 1.1, 1.2, 1.3, 1.4, 1.5, and 1.6 and incorporated herein by reference.

The term of the Agreement commences as of the date the individual executed the Agreement and continues for a period of thirty-six (36) full calendar months thereafter. The Bank’s board of directors (the “Board”) may extend the agreement for an additional year commencing on the first anniversary date of the Agreement and continuing at each date thereafter. Under the terms of the Agreement, the executives (or their heirs or assigns) will receive severance pay in the amount of three times the executive’s annual compensation upon the occurrence of a Change in Control (as defined in the Agreement), followed within twelve (12) months of the effective date of a Change in Control by the voluntary or involuntary termination of the executive’s employment, other than termination for cause. The Board may terminate the executive’s employment at any time, but any termination by the Board, other than for termination for cause (as defined in the Agreement), does not prejudice the executive’s right to receive compensation under the Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Change in Control Agreement by and between First Harrison Bank, First Capital, Inc. and Jennifer Incantalupo
1.2	Change in Control Agreement by and between First Harrison Bank, First Capital, Inc. and Joe Mahuron
1.3	Change in Control Agreement by and between First Harrison Bank, First Capital, Inc. and Jennifer Meredith
1.4	Amended and Restated Change in Control Agreement by and between First Harrison Bank, First Capital, Inc. and Chris Frederick
1.5	Amended and Restated Change in Control Agreement by and between First Harrison Bank, First Capital, Inc. and William W. Harrod
1.6	Change in Control Agreement by and between First Harrison Bank, First Capital, Inc. and Joshua P. Stevens
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: January 9, 2023	By:	/s/ William W. Harrod
William W. Harrod President and Chief Executive Officer